SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                      TIS Mortgage Investment Company
      ---------------------------------------------------------------
             (Name of Registrant as Specified In Its Charter)

      ---------------------------------------------------------------
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
     6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:

     ----------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:_/

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     4)   Proposed maximum aggregate value of transaction:

     ----------------------------------------------------------------------
_/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:

     ----------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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
                      TIS MORTGAGE INVESTMENT COMPANY
                     655 MONTGOMERY STREET, SUITE 800
                      SAN FRANCISCO, CALIFORNIA 94111
                              (415) 393-8000
             ________________________________________________

                 Notice of Annual Meeting of Stockholders
                        To Be Held on June 8, 1994
             ________________________________________________

To Our Stockholders:

The 1994 Annual Meeting of Stockholders of TIS Mortgage Investment Company will be held at The Mandarin Oriental Hotel, 222 Sansome Street, San Francisco, California on Wednesday, June 8, 1994, at 10:00 a.m., Pacific time, to consider and act upon the following matters:

     1.   To elect three (3) Class III directors to serve for three years.

     2. To vote on a proposal to ratify the appointment of Arthur Andersen & Co. as the independent accountants of the Company for the fiscal year ending December 31, 1994.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on March 31, 1994, the record date, will be entitled to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has previously returned a proxy.

                              W. Bruce McConnel, III
                              Secretary

May 5, 1994

The Proxy Statement for the Annual Meeting follows this page. The Annual Report of the Company to its stockholders for the calendar year ended December 31, 1993 accompanies this Proxy Statement.

                      TIS MORTGAGE INVESTMENT COMPANY
                     655 MONTGOMERY STREET, SUITE 800
                      SAN FRANCISCO, CALIFORNIA 94111
                    ___________________________________

                              PROXY STATEMENT
                    ___________________________________

General

     This Proxy Statement, which is being sent to stockholders on or about May 5, 1994, is furnished in connection with the solicitation by TIS Mortgage Investment Company, a Maryland corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at The Mandarin Oriental Hotel in San Francisco, California on Wednesday, June 8, 1994, at 10:00 a.m., Pacific time, and any adjournments thereof.

Record Date

     Stockholders of record at the close of business on March 31, 1994 (the "Record Date") are entitled to vote at the Meeting. On the Record Date, there were issued and outstanding
8,105,880 shares of the Company's Common Stock, $.001 par value (the "Common Stock").

Revocability of Proxies

     A proxy may be revoked in writing at any time before it is exercised by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attending the meeting and electing to vote in person, but mere attendance at the meeting will not revoke a proxy.

Solicitation

     The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or telefax. No additional compensation will be paid for such solicitation. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of Common Stock held in their names. The Company will reimburse such persons for their reasonable expenses in forwarding proxy materials to such beneficial owners.

Voting

     The presence, in person or by proxy, of the holders of a majority of the total shares of Common Stock outstanding constitutes a quorum for the transaction of business at the meeting. If a proxy is properly executed and returned accompanied by instructions to withhold authority, or is marked with an abstention, the shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Each stockholder voting at the meeting in person or by proxy may cast one vote per share of Common Stock held for each nominee for director. In the election of directors, the three nominees receiving the highest number of votes cast at the meeting will be elected. The withholding of voting authority with respect to the election of directors will have no legal effect on the election of directors. Cumulative voting in the election of directors is not permitted. On all other matters, one vote may be cast for each share of Common Stock held. Abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining the "votes cast" on an issue. Broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated the same as abstentions.

Beneficial Ownership

     As of March 31, 1994, to the Company's knowledge, no person owned beneficially more than 5% of the Company's Common Stock.

Annual Report

     The Company's 1993 Annual Report to Stockholders, which was mailed to stockholders with this Proxy Statement, contains financial and other information about the activities of the Company but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy solicitation materials.

                         I.  ELECTION OF DIRECTORS

     The Company's Articles of Incorporation and By-Laws provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. There are currently eight directors. Class III which comes up for election at the Meeting consists of three directors. The Board of Directors has nominated, and recommends the election of, the following three persons to continue as members of this Class and to serve as directors of the Company until the 1997 Annual Meeting or until their successors are elected and have qualified:

                            Robert H. Edelstein
                             Lorraine O. Legg
                              Will M. Storey

     All of the nominees are presently serving as directors of the Company. Although the Board of Directors has no reason to believe that any of them will be unable to serve, if such should occur, proxies will be voted (unless marked to the contrary) for such person or persons as shall be recommended by the Board of Directors, unless the Board of Directors decides to reduce the number of directors.

     The Company has an agreement (the "Management Agreement") with TIS Financial Services, Inc. (the "Manager") which provides that the Manager shall be responsible for the day-to-day operations of the Company. The Manager is a Delaware corporation, 75% of the common stock of which is held by Corporate Capital Investment Advisors, a California corporation. The By-Laws of the Company provide that a majority of the members of the Board of Directors, and any committee thereof, must be "Unaffiliated Directors", i.e. persons who (i) are not "Affiliates" of the Manager, as that term is defined in the By-Laws or Affiliates of persons who are Affiliates of the Manager, and (ii) are not employed by, or receiving any compensation
(except for serving as a director) from the Company.

Beneficial Ownership

     The following table sets forth, as of March 31, 1994, certain information with respect to each nominee for election as a director, each director whose term of office will continue after the Annual Meeting, each executive officer, and all nominees, continuing directors and officers of the Company as a group:

                                            Present    Common Shares
                               Director      Term       Beneficially     Percent of
Name                            Since       Expires       Owned *       Common Stock
- ---------------------------    --------     -------    -------------    ------------
John D. Boyce                    1988        1995           2,000            ***
Robert H. Edelstein              1988        1994           1,000            ***
Patricia M. Howe (1)             1988        1996          37,500 (3)        ***
Douglas B. Fletcher (2)          1988        1995             100            ***
Robert W. Ledoux                 1988        1996           3,550 (4)        ***
Lorraine O. Legg (1)             1988        1994          20,000 (5)        ***
Harvie M. Merrill                1988        1996           3,000 (6)        ***
Will M. Storey                   1988        1994          25,000            ***
John E. Castello (1)              **          **            8,800 (7)        ***
W. Bruce McConnel, III (8)        **          **               --            --
All directors and executive                               100,950           1.25%
officers as a group
(10 persons)

*    Unless otherwise indicated, the beneficial owner has sole voting and investment power.
**   Not a director
***  Less than 1%

(1)  Affiliated with the Manager.
(2)  Mr. Fletcher is a partner of a partnership that indirectly owns stock in the
     Manager.
(3)  Includes 2,000 shares owned by a trust of which Ms. Howe is a co-trustee and as to which she shares voting and investment power.
(4)  Includes 500 shares held in an individual retirement account for the benefit of
     Mr. Ledoux' wife as to which Mr. Ledoux shares voting and investment power.
(5)  Includes 100 shares as to which Ms. Legg shares voting and investment power.
(6)  Includes 2,000 shares held jointly by Mr. Merrill's wife and mother-in-law as to which Mr. Merrill shares voting and investment power.
(7)  Includes 2,300 shares held in an individual retirement account for the benefit of
     Mr. Castello's wife and 1,000 shares held in a joint account with Mr. Castello's mother, as to both of which Mr. Castello shares voting and investment power.
(8)  Drinker Biddle & Reath, of which Mr. McConnel and Henry S. Hilles, Jr., the
     Assistant Secretary of the Company, are partners, receives legal fees as counsel to the Company.

Biographical Information

     Biographical information with respect to the three nominees for election, as well as for each continuing director and each executive officer of the Company, furnished in part by each such person, appears on the following pages. Except as otherwise noted, the named individuals have had the occupations indicated (other than directorships) for at least 5 years. Officers of the Company are elected annually to serve for one-year terms or until their successors are elected and have qualified.

     John D. Boyce, 67, Retired. From 1975 to September 1993, Vice President Financial Affairs, University of San Diego, in which capacity he was responsible for investments, controllership, administration, facilities, construction and communications; from 1970 to 1979, owner and operator of North County Cable TV, Incorporated, serving San Diego County; from 1966 to 1975, Partner, Lomas Santa Fe Development Company and Lomas Santa Fe Realty (over one thousand single family homes and condominiums, shopping centers, and country club and office buildings); Founder of Rancho Santa Fe Thrift & Loan Association, San Diego, California.

     Robert H. Edelstein, 50, Real Estate Development Professor and Co-Chairman, Center for Real Estate, Haas School of Business, University of California at Berkeley; from 1982 to 1985, Professor of Finance and Co-Director, Real Estate Center, The Wharton School, The University of Pennsylvania; Director, Beach Savings and Loan.

     Patricia M. Howe, 65, Chairman of the Company (since 1988); Chairman and Chief Executive Officer, Capitalcorp, Inc.; Chairman, Capitalcorp Asset Management; Chairman, Pacific Securities, Inc.; Chairman, United Securities Financial Corporation of Illinois; Chairman, Chief Financial Officer and Managing Director, Corporate Capital Investment Advisors; Chairman, TIS Asset Management (since 1991); Chairman, TIS Financial Services, Inc. (formerly Thrift Investment Services) (financial products); Director, TIS Mortgage Acceptance Corporation (subsidiary of the Company).

     Douglas B. Fletcher, 68, Chairman and Chief Executive Officer, Fletcher Capital Advisors Incorporated (investment advisor); Partner, Newport Partners (private venture capital firm); Chairman, On-Site Toxic Control Inc. (destruction of toxic organics in waste water); Vice Chairman, The Pacific Horizon Group of mutual funds managed by Bank of America; from 1962 to 1982, Chairman and Chief Executive Officer of Angeles Corporation
(AMEX), with over $2 billion of securities and approximately $400 million of real estate assets under management; former Allied Member, New York Stock Exchange; Chartered Financial Analyst.

     Robert W. Ledoux, 52, Associate, Bryan & Edwards (private venture capital) since 1984; for the prior 11 years, Vice President, BA Investment Management Co. (wholly-owned subsidiary of Bank of America).

     Lorraine O. Legg, 54, President and Chief Executive Officer of the Company (since 1988); President and Director, Capitalcorp, Inc.; President and Director, Pacific Securities, Inc.; President, Chief Executive Officer and Managing Director, Corporate Capital Investment Advisors; President and Chief Executive Officer, TIS Financial Services, Inc. (financial products); Director, Meridian Point Realty Trust '83; Director, Meridian Point Realty Trust #VI Co.; Director, Meridian Point Realty Trust #VIII Co.; Director, Downtown Association of San Francisco; Director, Children's Garden of California; Director, National Foundation For Charitable Giving; Director, Thermaltech Development, Inc.

     Harvie M. Merrill, 73, Private Investor. Until 1988, Chairman and Chief Executive Officer, Hexcel Corporation (a manufacturer of lightweight composite aircraft materials); until 1990, Director, Fibreboard Corporation (a lumber, plywood and fiberglass insulation manufacturing corporation).

     Will M. Storey, 62, Executive Vice President, Chief Financial Officer and Director, American President Companies, Ltd. (holding company)(since
1991); Director, Manville Corporation (since 1989); Director, Albertsons Inc. (since 1992)(supermarkets); Director, Riverwood International Corp. (since 1992); from 1982 to 1988, Vice Chairman, Executive Vice President and Chief Financial Officer of Federated Department Stores Inc. in which capacity he was responsible for research, finance and planning of all real estate activities; prior to 1982, Vice President and Chief Financial Officer, Boise Cascade Corporation.

     John E. Castello, 49, Executive Vice President and Chief Financial Officer of the Company (since 1988) and its Treasurer (since June, 1993); Senior Vice President, TIS Financial Services, Inc. (formerly Thrift Investment Services) (financial products); Director, TIS Mortgage Acceptance Corporation (subsidiary of the Company); Director and Senior Vice President, TIS Asset Management (since 1991); Assistant Secretary, INVG Mortgage Securities Corp. (since 1992).

     W. Bruce McConnel, III, 51, Secretary of the Company (since 1988); Partner, Drinker Biddle & Reath (law firm).

Information Concerning Meetings and Certain Committees

     The Board of Directors held four meetings during fiscal 1993. The Company has a standing Audit Committee consisting of Messrs. Boyce, Edelstein, Ledoux, Merrill, and Storey. This Committee makes recommendations to the Board of Directors concerning the engagement, retention and discharge of independent auditors, reviews with the Company's independent auditors the plans and results of the auditing engagement and the adequacy of the Company's system of internal accounting controls, and directs any investigations into matters within the scope of the foregoing duties. The Audit Committee met once during fiscal 1993. The Company does not have standing nominating or compensation committees or any other such committee which performs similar functions.

     During fiscal 1993, all directors attended at least 75% of the total number of meetings of the Board of Directors.

Compensation of Directors

     The Company pays an annual director's fee of $12,000 to each director who is not an Affiliate of the Manager and a fee of $300 for each meeting of the Board of Directors attended by each such director (except meetings by conference telephone) and of each committee of the Board of Directors. The Company reimburses directors for costs and expenses incurred in attending such meetings.

              II. RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

     The Board of Directors has appointed Arthur Andersen & Co., independent public accountants, to audit the Company's consolidated financial statements for the fiscal year ending December 31, 1994. The stockholders will be asked to ratify this appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Arthur Andersen & Co. has served as the Company's independent public accountants since the first fiscal period ended December 31, 1988. Representatives of Arthur Andersen & Co. are expected to be present at the meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire.

                            III. OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any matters properly come before the meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                         IV. MANAGEMENT AGREEMENT

     The Manager advises the Company on various aspects of its business and manages its operations in accordance with investment criteria established by the Company's Board of Directors. The executive officers of the Manager, all of whom serve as directors and/or officers of the Company, are as follows: Patricia M. Howe, Chairman of the Board; Lorraine O. Legg, President and Chief Executive Officer; and John E. Castello, Senior Vice President. Ms. Howe and Ms. Legg each own 38.125% of the outstanding stock of the parent of the Manager. For performing these services, the Manager receives (i) a base management fee payable quarterly, in an amount equal to 3/8 of 1% per annum of the Company's average invested assets and (ii) an incentive management fee, payable quarterly, in an amount equal to 25% of the amount by which the Company's annualized return on equity exceeds the ten-year U.S. Treasury Rate plus 1%. Management fees of $179,000 were earned in 1993.

     The Company reimburses the Manager for certain expenses incurred by the Manager on the Company's behalf, including rent, telephone, utilities, office furniture, equipment and machinery, computers, and computers services, as well as expenses relating to accounting, bookkeeping and related administrative functions (including the employment expenses of any persons performing these functions), and fees and expenses of agents employed directly by the Company or by the Manager at the Company's expense. Reimbursable expenses paid by the Company to the Manager totaled $339,182 for 1993. This amount included $144,500 paid by the Company as reimbursement of 85% of the salary of John E. Castello, the Executive Vice President, Treasurer and Chief Financial Officer of the Company. The Company expects to pay similar amounts to the Manager in 1994.

     The Company has a bonus program pursuant to which employees of the Manager or of the Company who devote at least 50% of their time solely to business of the Company and who were employed during the full calendar year are eligible to participate. The total amount of bonuses for a calendar year is equal to 3.5% of the dollar amount, if any, by which the Company's annualized return on equity exceeded the ten-year U.S. Treasury rate plus 1%. Bonuses are payable after the end of the year. No bonuses were earned in 1993. This program is subject to annual review by the Board of Directors.

     In order to compensate the Manager for certain administrative functions that the Manager will perform with respect to certain Residual Interests purchased by the Company for which neither the Manager nor an Affiliate acts as bond administrator, the Company pays the Manager a fee equal to $10,000 for each year or fraction thereof that the Company holds such Residual Interest. A total of $110,000 of these Residual Interest administration fees were paid to the Manager in 1993. The Company will also pay the Manager certain bond issuance and administration fees when it acts in the capacity of bond administrator in connection with the issuance and administration of Structured Securities issued by or on behalf of the Company. Such fees are comparable to those that the Company would pay unrelated entities.

     Directors and executive officers of the Company are required to devote only so much of their time to the Company's affairs as is necessary or required for the effective conduct and operation of the Company's business. Because the Management Agreement provides that the Manager will assume principal responsibility for managing the affairs of the Company, the officers of the Company, in their capacities as such, are not expected to devote substantial portions of their time to the affairs of the Company. However, in their capacities as officers or employees of the Manager, or of the general partner of the Manager, they will devote such portion of their time to the affairs of the Company as is required for the performance of the duties of the Manager under the Management Agreement.

     The Management Agreement is renewable annually. In June of 1993 the Board of Directors renewed the Management Agreement through June 30, 1994. It is thereafter renewable upon the affirmative vote of a majority of the Unaffiliated Directors. The Management Agreement may be terminated at any time upon 60 days' notice by the vote of a majority of the Unaffiliated Directors or by the vote of the holders of a majority of the outstanding shares of Common Stock of the Company.

                         V. ADDITIONAL INFORMATION

Stock Performance Graph

     The following chart compares the cumulative total stockholder return on the Company's common stock during the five years ended December 31 1993 with a cumulative total return on the Standard & Poor's 500 Stock Index and an industry index (the "Index") prepared by the National Association of Real Estate Investment Trusts ("NAREIT"). The Index consists of Mortgage Real Estate Investment Trusts and includes 31 companies with a total market capitalization of $3.3 billion as complied by NAREIT. The comparison assumes $100 was invested on December 31, 1988 in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends.

                NAREIT
               MORTGAGES   S&P 500      TIS
               ---------  ---------  ---------
  12/31/88        100.00     100.00     100.00
  12/31/89         84.10     131.49     112.28
  12/31/90         68.65     127.32     119.03
  12/31/91         90.50     166.21     160.56
  12/31/92         92.24     178.96      76.79
  12/31/93        105.66     196.84      45.97

     Any stockholder wishing to receive a copy of the Index may contact the Company at its address provided above.

Compliance with Section 16(a) of the Securities Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file. Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them during the reporting period ended December 31, 1993, except that Robert W. Ledoux failed to timely file Form 5 reporting the acquisition of 50 shares of the Company's common stock pursuant to the Company's dividend reinvestment plan.
Stockholder Proposals

     In order to be eligible for inclusion in the Company's proxy materials for the 1995 Annual Meeting, stockholders' proposals to take action at such meeting must comply with applicable Securities and Exchange Commission Rules and Regulations, must be directed to the Secretary of the Company at the offices set forth on page 1 of this proxy statement, and must be received by the Company not later than December 1, 1994.

     The Company, upon request, will furnish to record and beneficial holders of its Common Stock, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for fiscal 1993. Copies of exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to the Secretary of the Company at the offices of the Company set forth on page 1 of this proxy statement.

                                   W. Bruce McConnel, III
                                   Secretary

May 5, 1994

PROXY

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      TIS MORTGAGE INVESTMENT COMPANY

     The undersigned hereby appoints John E. Castello and Patricia M. Howe, or either of them, Proxies, with full power of substitution, to represent and vote, as designated herein, all shares of common stock of TIS Mortgage Investment Company held of record by the undersigned on March 31, 1994 at the Annual Meeting of Stockholders to be held at the Mandarin Oriental Hotel, 222 Sansome, San Francisco, California on June 8, 1994, at 10:00 a.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

        The Board of Directors recommends a vote FOR Items 1 and 2. (Continued, and to be marked, dated and signed, on the other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

1. ELECTION OF DIRECTORS

 FOR All     WITHHOLD   NOMINEES:  Robert H. Edelstein, Lorraine O. Legg
 nominees   AUTHORITY   and Will M. Storey
listed to    to vote
the right    for all    (INSTRUCTION:  To withhold authority to vote for
(except as   nominees   any individual nominee, write that nominee's
marked to   listed to   name in the space provided below.)
   the      the right
contrary)

   [ ]         [ ]      ________________________________________________

2. Ratification of Arthur Andersen as the independent certified public accountants of the corporation.

   [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                        Please sign as name appears below.  When shares
                       are held by joint tenants, both should sign.
                       When signing as attorney, executor,
                       administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                       Dated:_____________________________________, 1994

                       _________________________________________________
                                           (Signature)
                       _________________________________________________
                                  (Signature if held jointly)

PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.